D-Wave Announces Qubits 2025 Quantum Computing User Conference
Event to highlight “Quantum Realized” theme through customer success stories, technical roadmap updates, scientific achievements and advancements in quantum AI
PALO ALTO, Calif. -- February 5, 2025 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software and services, and the world’s first commercial supplier of quantum computers, today announced that its Qubits 2025 quantum computing user conference will take place in Scottsdale, Arizona on March 31 and April 1. Themed “Quantum Realized,” Qubits 2025 will feature presentations from D-Wave executives, customers, and industry thought leaders that showcase how D-Wave’s quantum technology is already delivering tangible value today.
At a time when quantum computing is quickly moving from experimentation to applications in production, D-Wave sees a growing need for businesses, governments and scientific organizations to understand how to apply the technology to address computational challenges that may be beyond the reach of classical computers. Qubits 2025 is a premier event for the global quantum community and organizations interested in realizing value from today’s quantum computers. This year’s conference will feature D-Wave’s latest product and technical roadmap updates, spanning quantum optimization, hardware system development, scientific advancements, the intersection of quantum and AI, and deployment of quantum and hybrid-quantum applications in production.
Notable speakers include premier industry analyst firm IDC, as well as D-Wave customers, including Davidson Technologies, Jülich Supercomputing Centre (Forschungszentrum Jülich), Japan Tobacco, Momentum Worldwide, NTT DOCOMO, Pusan National University, Quantum Research Sciences, SAS, the University of Southern California’s Viterbi School of Engineering, and more, who will share groundbreaking work based on their use of D-Wave™ quantum technology to solve problems today.
“Quantum is here, now, and we’re seeing first-hand how D-Wave’s quantum technology is helping businesses, researchers, and governments address their most computationally complex problems today,” said Dr. Alan Baratz, CEO of D-Wave. “Qubits 2025 is an incredible opportunity to engage with the trailblazing innovators at the center of this quantum transformation. It’s a must-attend event for anyone looking to harness the remarkable power of this technology to strengthen business operations, achieve new scientific breakthroughs, and capitalize on the beneficial relationship between quantum and AI.”
For those unable to attend in person, D-Wave will offer a free livestream of the first day’s talks, allowing participants worldwide to virtually engage with the conference.
To register for Qubits 2025 visit: https://www.qubits.com. To view the agenda visit: https://www.qubits.com/agenda-2025.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit AdvantageTM quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage and Advantage2TM systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com